UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

Proofpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-0414846
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

892 Ross Drive,

Sunnyvale CA 94089

(Address of principal executive offices, and Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFPT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On January 30, 2020, Proofpoint issued a press release announcing financial results for the quarter and full year ended December 31, 2019 (“Earnings Release”) and hosted a conference call and live webcast to discuss those financial results for investors and analysts (the “Earnings Call”). By means of this 8-K Proofpoint is providing additional clarification with respect to the table entitled “Reconciliation of Total Revenue to Billings” that was included with the Earnings Release. For the three months ended December 31st, 2019, the table discloses the Net Change from “Deferred revenue and customer prepayments” as $109,068. This Net Change includes $6,700 of deferred revenue and $452 of customer prepayments added to the balance sheet as a result of the acquisition of ObserveIT which closed during the quarter. On the penultimate line of the table, the table discloses “Deferred revenue and customer prepayments contributed by acquisitions” of ($7,152), comprised of ($6,700) of the aforementioned deferred revenue added to the balance sheet as well as ($452) of customer prepayments. As such, this line properly backs-out from the final derivation of Billings the amounts contributed to deferred revenue as a result of the acquisition accounting, pursuant to the same treatment used for the Wombat acquisition during the first quarter of 2018. As indicated on the Earnings Call, of the $6,700, a total of $3,748 will be recognized as revenue during fiscal year 2020, with the remainder to be recognized in future periods. To reaffirm, as stated on the Earnings Call and documented in the Earnings Release in the table entitled “Reconciliation of Total Revenue to Billings”, the company’s billings figure for the fourth quarter of 2019 is $347.2 million, reflective of the amounts invoiced to customers during the period and derived in a manner based on the same methodology as all of our prior billings disclosures after the adoption of ASC-606.

Furthermore on the Earnings Call the company disclosed that it ended the year with approximately 7,100 enterprise customers, up 31% over the past 12 months. While the 7,100 enterprise customer figure was correct, the correct growth rate was 16%.

The information in this Current Report on Form 8-K (the “7.01 Information”) is being furnished pursuant to Item 7.01 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will the 7.01 Information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proofpoint, Inc.

Date: January 31, 2020	By:	/s/ Paul Auvil
Paul Auvil
Chief Financial Officer